Exhibit 99.1

Contacts:	Brian W. Poff	Scott Brittain
	Executive Vice President,	Corporate Communications, Inc.
	Chief Financial Officer	(615) 324-7308
	Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THE ADDITION OF LAURIE MANNING AS

CHIEF HUMAN RESOURCE OFFICER

Frisco, Texas (July 31, 2017) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced the hiring of Laurie Manning as the Company’s Executive Vice President, Chief Human Resource Officer, effective August 14, 2017. Ms. Manning brings over 25 years of experience working with dispersed healthcare workforces to Addus. Previously, she was the Vice President, Human Resources for Dallas-based Epic Health Services, which provides home health services for medically fragile children and adults in 21 states and which she joined in 2012. Previously, she served at Humana for two years as Human Capital Leader, Human Resources and 17 years with Concentra, Inc., a provider of a range of healthcare services through over 300 medical center locations in 40 states and 140 onsite medical facilities, for whom Ms. Manning most recently served for five years as Vice President, Human Resources, East Region.

Dirk Allison, President and Chief Executive Officer of Addus, remarked, “Laurie Manning has created an outstanding record throughout her successful career in human resources in the healthcare services industry, and we are very pleased to announce that she is joining our team at Addus. We have every confidence that Laurie’s expertise and drive will be critical assets in enabling Addus to take best advantage of the growth opportunities before us.”

Ms. Manning will replace Brenda Belger, who is retiring from the position. Mr. Allison continued, “We also want to extend our heartfelt thanks to Brenda Belger for handling this position over the past year, during a critical time of transition for the Company. Since I worked with Brenda previously, I knew exactly the qualities Brenda would bring to Addus when I asked her to come out of retirement to fill this role. We wish her the best and thank her for her great service in this role.”

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward- looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and

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ADUS Adds Laurie Manning as Chief Human Resource Officer

July 31, 2017

uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of comprehensive personal care services that are provided in the home and assist with activities of daily living. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At March 31, 2017, Addus provided personal care services to over 34,000 consumers through 111 locations across 24 states. For more information, please visit www.addus.com.

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